United States
                Securities and Exchange Commission
                     Washington, D.C. 20549

                            FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report - November 8, 1995

Commission file Number 0-14781



                            M.S. Carriers, Inc.
           (Exact name of Registrant as specified in its charter.)


      Tennessee                                    62-1014070
(State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)                Identification No.)

3171 Directors Row, Memphis, TN                    38131
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:    (901) 332-2500

                              M.S. Carriers, Inc.

                              Index to Form 8-K

                                 Contents

Item 1.  Changes in Control of Registrant ...............................*

Item 2.  Acquisition or Disposition of Assets............................*

Item 3.  Bankruptcy or Receivership......................................*

Item 4.  Changes in Registrant's Certifying Accountant...................*

Item 5.  Other Events....................................................3

Item 6.  Resignation of Registrant's Directors...........................*

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits........................................*

Signatures ..............................................................3

* No information submitted under this caption.

Item 5.  Other Events

     On November 7, 1995, the Company's Board of Directors authorized the repurchase of up to one million shares of the Company's common stock. The Company currently has approximately 13 million shares outstanding. Repurchased shares shall be retired by the Company. No time frame has been established by the Company for repurchasing the shares.




                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       M.S. Carriers, Inc.
                                       (Registrant)

Date: November 8, 1995                 M.J. Barrow, Senior Vice President